Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of FVCBankcorp, Inc. on Form S-1 of our report dated March 22, 2018 on the consolidated financial statements of FVCBankcorp, Inc. and its subsidiary and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia

August 20, 2018